UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 3

 CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2012

General Steel Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33717	41-2079252
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Level 21, Tower B, Jia Ming Center
No. 27 Dong San Huan North Road
Chaoyang District, Beijing China 100020

 (Address of principal executive offices)

Registrant’s telephone number, including area code:

+ 86 (10) 57757691

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 3 on Form 8-K/A (this “Amendment No. 3”) amends: (i) General Steel Holdings, Inc.’s (the “Company”) Current Report on Form 8-K (the “Original Filing”), which was originally filed on December 19, 2012 with the Securities and Exchange Commission (the “Commission”) (ii) Amendment No. 1 to Form 8-K/A (the “Amendment No. 1”), which was originally filed with the Commission on January 8, 2013, and (iii) Amendment No. 2 to Form 8-K/A (the “Amendment No. 2”), which was originally filed with the Commission on January 17, 2013.

The sole purpose of this Amendment No. 3 is to revise the eighth paragraph under Item 4.01 of Amendment No. 2 to reflect the Company’s receipt of the letter from PricewaterhouseCoopers Zhong Tian CPAs Limited Company (“PwC”) dated January 29, 2013 regarding the statements made by the Company under Item 4.01 and to file such letter as an exhibit to this Amendment No. 3. For convenience and ease of reference, the Company is filing this Amendment No. 3 in its entirety with all applicable changes. Except as stated herein, this Amendment No. 3 does not reflect events or transactions occurring after such filing date or modify or update those disclosures in the Original Filing, Amendment No. 1, or Amendment No. 2 that may have been affected by events or transactions occurring subsequent to such filing date.

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

(a)          On December 19, 2012, the Company’s Audit Committee of the Board of Directors approved the dismissal of PwC as the Company’s independent registered public accounting firm. The Company notified PwC of its dismissal on December 19, 2012.

PwC was engaged as the Company’s independent registered public accounting firm on December 31, 2010 for the fiscal year ended December 31, 2011. As previously disclosed, PwC began providing audit services in the second fiscal quarter of 2011. Through the date of its dismissal by the Audit Committee, PwC had not completed its audit or provided a report on the financial statements of the Company for such period, or any other period.

In connection with the audit of the Company’s financial statements for the fiscal year ended December 31, 2011 and the interim periods through the date of PwC’s dismissal, there was a disagreement between the Company and PwC, which was resolved by the Company seeking guidance from the Office of Chief Accountant of the Commission (the “OCA”) and the OCA provided guidance on April 20, 2012 to the satisfaction of the Company and PwC. The disagreement pertained to the accounting treatment for certain costs incurred and reimbursements received in connection with the construction of equipment by Shaanxi Iron and Steel Group, Co., Ltd. Prior to the resolution of the disagreement, the Company’s Audit Committee discussed the above disagreement with PwC. The Company has also authorized PwC to respond fully to any inquiries of the Company’s successor independent registered public accounting firm concerning the subject matter of the disagreement.

The Company was advised by PwC of certain events reportable in accordance with Item 304(a)(1)(v) of Regulation S-K in PwC’s letter dated January 4, 2013 (“PwC’s Letter”). PwC advised the Company that the Company did not maintain effective internal control over financial reporting due to material weaknesses in the Company’s internal controls over financial reporting related to: (1) the lack of sufficient financial personnel with an understanding of U.S. GAAP and (2) contract management, specifically in the areas of preparation, documentation and maintenance of contracts. The Company’s Audit Committee discussed such subject matter with PwC. The Company has authorized PwC to respond fully to any inquiries of the Company’s successor independent registered public accounting firm concerning the reportable events.

In addition, PwC identified certain control deficiencies as follows: (1) a lack of sufficient accounting personnel at the Company’s most significant subsidiary, (2) a lack of policies and procedures to identity and record adjustments due to different periods used for the month end closing date compared to the actual month end, (3) a lack of review of the calculations and reconciliations used to record long-term investments and the related income/loss from its equity method investment, and (4) a lack of review of the calculation of the amount and timing of recording transfers from construction in progress to property, plant and equipment. The Company’s Audit Committee discussed such subject matter with PwC. The Company has authorized PwC to respond fully to any inquiries of the Company’s successor independent registered public accounting firm concerning the reportable events.

Paragraph B of PwC’s Letter states that it had previously advised the Company of the need to expand the audit procedures around the Company’s assessment of its ability to continue as a going concern and the Company’s impairment analysis for long-lived assets. Paragraph B of PwC’s Letter also states that as a result of PwC’s dismissal, its audit work, including the above-mentioned expanded procedures, had not been completed. The Company disagrees with paragraph B of the PwC’s Letter because it states that it had advised the Company of the need for expanded audit procedures. In fact, PwC only advised the Company of one expanded audit procedure in each of the two categories, the Company's assessment of its ability to continue as a going concern and the Company’s impairment analysis for long-lived assets. That one expanded audit procedure was for the Company itself to provide additional information to PwC through a detailed assessment.

The Company did perform its own analysis and detailed assessment and concluded that it is operating as a viable business and no issue exists regarding the Company’s impairment analysis of long-lived assets. The Audit Committee discussed both these issues with PwC. The Company has authorized PwC to respond fully to any inquiries of the Company’s successor independent registered public accounting firm concerning these issues.

The Company provided PwC with a copy of the disclosures in Amendment No. 2. The Company requested that PwC furnish the Company with a letter addressed to the Commission stating whether or not PwC agrees with the Company’s statements included in this Item 4.01 as set forth in Amendment No. 2. A copy of this letter, which the Company received on January 30, 2013, is filed as Exhibit 16 hereto.

PwC’s Letter states in paragraphs A and B there are reportable events. The Company does not believe that any of those matters will prevent the Company’s current independent registered public accounting firm from completing the Company’s 2011 audit.

The Company and its current independent registered public accounting firm are working diligently on completing the 2011 audit. The Company expects to file its Form 10-Q for the Quarters Ended June 30, 2011 and September 30, 2011 around February 1, 2013 and its Form 10-K for the Fiscal Year Ended December 31, 2011 around February 15, 2013. The Company has advised the Commission and the New York Stock Exchange of these expected filing dates.

(b)           On December 19, 2012, the Company’s Audit Committee approved the engagement of Friedman LLP (“Friedman”) as the Company’s independent registered public accounting firm. During the two most recent fiscal years and the interim periods preceding the engagement, the Company has not consulted Friedman regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the Company or oral advice was provided to the Company that Friedman concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively.

On December 19, 2012, the Company issued a press release, which was filed as Exhibit 99.1 in the Original 8-K and incorporated herein by reference, reporting that the Company changed its independent registered public accounting firm.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit
Number	Title
16.1	Letter from PricewaterhouseCoopers Zhong Tian CPAs Limited Company, dated January 29, 2013

Note Regarding Forward-Looking Statements

This filing contains statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements are only predictions and are not guarantees of future performance.  Investors are cautioned that any such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties, certain assumptions and factors relating to the operations and business environments of General Steel Holdings, Inc. and its subsidiaries that may cause the actual results of the companies to be materially different from any future results expressed or implied in such forward-looking statements.  Although General Steel Holdings, Inc. believes that the expectations and assumptions reflected in the forward-looking statements are reasonable based on information currently available to its management, General Steel Holdings, Inc. cannot guarantee future results or events.  General Steel Holdings, Inc. expressly disclaims a duty to update any of the forward-looking statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

General Steel Holdings, Inc.

By:	/s/ John Chen
Name:	John Chen
Title:	Chief Financial Officer

Dated: February 1, 2013